UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2006
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     Bookham, Inc. (the “Registrant”) entered into a Securities Purchase Agreement, dated as of August 31, 2006 (the “Purchase Agreement”), by and among the Registrant and the Investors (as defined therein). On September 1, 2006, the Registrant issued 8,696,000 shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”) and warrants exercisable from March 2, 2007 to September 1, 2011 (“Warrants”) to purchase up to 2,174,000 shares of Common Stock at an exercise price of $4.00 per share in a private placement to institutional accredited investors for gross proceeds of approximately $23.5 million. On September 19, 2006, at an additional closing under the Purchase Agreement, the Registrant issued an additional 2,898,667 shares of Common Stock and additional Warrants to purchase up to an additional 724,667 shares of Common Stock in a private placement to institutional accredited investors for gross proceeds of approximately $7.9 million. As a result of the initial closing and the additional closing, the Registrant has issued an aggregate of 11,594,667 shares of Common Stock (the “Shares”) and Warrants to purchase up to 2,898,667 shares of Common Stock for aggregate gross proceeds of $31.4 million pursuant to the Purchase Agreement.
     The Registrant has agreed to file a registration statement relating to the resale of the Shares and the shares of Common Stock issuable upon the exercise of the Warrants.
     Based in part upon the representations of the Investors in the Securities Purchase Agreement, the Shares and the Warrants issued under the Purchase Agreement were offered and sold in a private placement to institutional accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
Item 8.01. Other Events.
     On September 20, 2006, Bookham Technology plc, a wholly-owned subsidiary of the Registrant (“Bookham plc”), entered into an agreement to sell its property in Paignton, U.K., for £5.0 million (approximately $9.5 million). The transactions contemplated by the agreement include the lease back of a portion of the site from the buyer for a two-year term which could be terminated at any time by Bookham plc on three months notice. The closing of the transactions contemplated by the agreement are expected to occur in mid-November 2006.
     On September 21, 2006, the Registrant announced that Ernst & Young LLP, its independent registered public accounting firm, issued an audit report dated September 11, 2006 with respect to its financial statements for the fiscal year ended July 1, 2006 that included an explanatory paragraph regarding the Registrant’s ability to continue as a going concern. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: September 21, 2006	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on September 21, 2006